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                                                                   EXHIBIT 99.14

                              THERATX, INCORPORATED
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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                 Action                                      Complete Sections:

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SECTION 1:       / / New Enrollment                          2, 3, 7 and sign attached
ACTION                                                       Stock Purchase Agreement
                 / / Change Payroll Deductions               2, 4, 7
                 / / Terminate Payroll Deductions            2, 5, 7
                 / / Leave of Absence                        2, 6, 7

SECTION 2:       Name _____________________________________________________________________________
PERSONNEL              Last                First              MI                    Dept.
DATA
                 Home Address _____________________________________________________________________
                                                          Street
                      _____________________________________________________________________________
                         City                      State                           Zip Code

                 Social Security #:     -   -

SECTION 3:       Effective with the Purchase
NEW              Period Beginning:                  Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT       / / May 1, 199_
                 / / November 1, 199_               * Must be a multiple of 1% up to a maximum of 10%
                                                    of base salary, but in no event more than $5,000 per
                                                    purchase period
                 / / Initial Purchase Period -- November 1, 1996

SECTION 4:       Effective with the                                   I authorize the following new level of payroll
CHANGE           Pay Period Beginning: ______________________________ deductions: ________% of base salary*
PAYROLL                                      Month, Day and Year
DEDUCTIONS                                                            * Must be a multiple of 1% up to a maximum of 10%
                                                                      of base salary, but in no event more than $5,000 per
                                                                      purchase period

                 NOTE:  You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase period.

SECTION 5:       Effective with the                                   Your election to terminate your payroll deductions for
TERMINATE        Pay Period Beginning: ______________________________ the balance of the purchase period cannot be changed,
PAYROLL                                      Month, Day and Year      and you may not rejoin that purchase period at a later
DEDUCTIONS                                                            date. You will not be able to resume participation in
                                                                      the ESPP until a new purchase period begins.

                 I understand that any ESPP payroll deductions which I may have made to date in the current purchase period will be refunded to me as soon as possible.

          NOTE:  If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions for that purchase period will automatically be refunded to you.

SECTION 6        In connection with my unpaid leave of absence, I elect the following action regarding any ESPP payroll
LEAVE            deductions which I may  have made to date in the current purchase period:
OF
ABSENCE
                 / / Purchase TheraTx shares at end of the period
                             OR
                 / / Refund ESPP payroll deductions collected

          NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


____________________________________                                        _____________________________________________
               Date                                                         Signature of Employee
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